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                                   EXHIBIT 4.9

                                      September 22, 1997

ConSyGen, Inc.
10201 South 51st Street, Suite 140
Phoenix, AZ  85044

ATTN:  Ronald I. Bishop, President and Chief Executive Officer

       Re:  CONSYGEN, INC.

Ladies and Gentlemen:

     The undersigned hereby subscribes for the account of its clients ("Client"), to the immediate acquisition of 900,000 shares of Common Stock, $.003 par value (the "Securities"), of ConSyGen, Inc., a Texas corporation (the "Company"), at a per share price of U.S. $5.8625 for aggregate consideration of U.S. $5,276,250. The undersigned shall deliver on or before October 1, 1997 (the "Closing") to the Company at the above address U.S. $5,276,250 by certified check or federal funds wire transfer to the following account:

BANK:                                       FIRST NATIONAL BANK OF MARYLAND
ABA:                                        052000113
ADDRESS:                                    25 S. CHARLES STREET
CITY:                                       BALTIMORE
STATE:                                      MARYLAND 21203
FOR CREDIT TO:                              ALEX, BROWN & SONS INC.
                                            ACCOUNT NO. ___________
FOR FURTHER CREDIT TO:                      CONSYGEN, INC.
                                            ACCOUNT NO. ___________


         ORIGINATION OF FUNDS:

                          BANK:  Rabobank (Switzerland) Ltd.
                                 --------------------------------------
                          STREET: Brandshenkenstrasse 41, Suite 81
                                  -------------------------------------
                          CITY/COUNTRY:  Zurich, Switzerland
                                         ------------------------------
                          AMOUNT OF FUNDS WIRED 5,276,250
                                                ----------------------

     Pending acceptance of this subscription, the funds delivered herewith will be held by the Company in an interest-bearing account. In the event the Company rejects this subscription (which the Company reserves the right to do in its sole discretion), the Company shall return the funds to the subscriber with interest earned thereon. Upon the Company's acceptance of this subscription, the Company shall cause the Securities to be delivered in accordance with written instructions to be provided by the undersigned.



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     In connection with the purchase of the Securities, the undersigned acknowledges, warrants and represents to the Company as follows:

     1. The undersigned is acquiring the Securities for the account of Client which is acquiring the Securities without the intention of participating, directly or indirectly, in a distribution of the Securities, and not with a view to resale or any distribution of the Securities, or any portion thereof.

     2. The Client has knowledge and experience in financial and business matters and has consulted with its own professional representatives as it has considered appropriate to assist in evaluating the merits and risks of this investment. The Client has been provided with and has carefully reviewed the ConSyGen, Inc. Disclosure Memorandum dated September 15, 1997 (the "Company Information"). The Client has had access to and an opportunity to question the officers of the Company, or persons acting on their behalf, with respect to material information about the Company and, in connection with its evaluation of this investment, has, to the best of its knowledge, received all information and data with respect to the Company that it has requested. The Client is acquiring the Securities based solely upon (1) the Company Information; and (2) its independent examination and judgment as to the prospects of the Company.

     3. The Securities were not offered to the Client by means of publicly disseminated advertisements or sales literature.

     4. The Client acknowledges that an investment in the Securities is speculative and the Client may have to continue to bear the economic risk of the investment in the Securities for an indefinite period. The Client acknowledges that the Securities are being sold to the Client without registration under any state or federal law requiring the registration of securities for sale, and accordingly will constitute "restricted securities" as defined in Rule 144 of the Securities and Exchange Commission. The transferability of the Securities is therefor restricted by applicable United States Federal and state securities laws and may be restricted under the laws of other jurisdictions.

     5. The Client is an "accredited investor" as such term is defined in Appendix A.

     6. In consideration of the acceptance of this subscription, the undersigned on behalf of Client agrees that the Securities will not be offered for sale, sold or transferred by the undersigned other than pursuant to (i) an effective registration under the Securities Act of 1933, as amended ("the Act"), an exemption available under the Act or a transaction that is otherwise in compliance with the Act; and (ii) an effective registration under the securities law of any state or other jurisdiction applicable to the transaction, an exemption available under such laws, or a transaction that is otherwise in compliance with such laws.

     7. The Client understands that no U.S. federal or state agency has passed upon the offering of the Securities or has made any finding or determination as to the fairness of any investment in the Securities.



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     The undersigned agrees to indemnify and hold harmless the Company and its officers, directors, employees and agents from and against any and all costs, liabilities and expenses (including attorneys' fees) arising out of or related in any way to any breach of any representation or warranty contained herein.

     The Company agrees to use its best efforts to file, within 45 days but no later than 60 days of Closing, a Registration Statement on Form S-1 registering the shares for resale by the Client. In the event the Company fails to do so, the Client shall have the right, until such time as a Registration Statement registering the shares for resale by the Client has been filed, to demand registration of the shares.


ACCEPTANCE OF SUBSCRIPTION                        SUBSCRIBER

ConSyGen, Inc.                                    ______________________________

                                                  Name:  _______________________

                                                  Address: _____________________

By:  /s/ Ronald I. Bishop                                      _________________
     ---------------------------
     Ronald I. Bishop, President                               _________________

Dated: September 29, 1997





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                                   APPENDIX A

An "Accredited Investor" within the meaning of Regulation D under the Securities Act of 1933 includes the following:

ORGANIZATIONS

     (1) A bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; insurance company as defined in section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that act; a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

     (2) A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

     (3) A trust (i) with total assets in excess of $5,000,000, (ii) not formed for the specific purpose of acquiring the Securities, (iii) whose purchase is directed by a person who, either alone or with his purchaser representative, has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the proposed investment.

     (4) A corporation, business trust, partnership, or an organization described in section 501(c)(3) of the Internal Revenue Code, which was not formed for the specific purpose of acquiring the Securities, and which has total assets in excess of $5,000,000.

INDIVIDUALS

     (5) Individuals with income from all sources for each of the last two full calendar years whose reasonably expected income for this calendar year exceeds either of:

         (i)  $200,000 individual income; or
         (ii) $300,000 joint income with spouse.

NOTE: Your "income" for a particular year may be calculated by adding to your adjusted gross income as calculated for Federal income tax purposes any deduction for long term capital gains, any deduction for depletion allowance, any exclusion for tax exempt interest and any losses of a partnership allocated to you as a partner.


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     (6) Individuals with net worth as of the date hereof (individually or jointly with your spouse), including the value of home, furnishings, and automobiles, in excess of $1,000,000.

     (7) Directors, executive officers or general partners of the Issuer.